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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report:               September 15, 1995

                         Commission File Number 1-8241
                                   _________



                             PRESIDIO OIL COMPANY
             (Exact name of registrant as specified in its charter)


           DELAWARE                                           95-3049484
(State or other jurisdiction of                            (I.R.S.Employer
incorporation or organization)                            Identification No.)



                          5613 DTC PARKWAY, SUITE 750
                        ENGLEWOOD, COLORADO 80111-3065
                   (Address of principal executive offices)
                                  (Zip Code)


                                (303) 773-0100
             (Registrant's telephone number, including area code)



                                Not Applicable
            (Former name or address, if changed since last report)

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Item 5.        Other Events

During 1994 and thereafter the financial condition of Presidio Oil Company (the "Company") has deteriorated significantly, resulting in uncertainty regarding the Company's ability to service its debt and continue as a going concern. As previously disclosed, because of the Company's deteriorating financial condition and because of its failure to satisfy certain interest payment obligations, Events of Default have occurred under both the indentures governing the Company's Senior Gas Indexed Notes Due 2000 (the "Senior Gas Indexed Notes") and 11.5% Senior Secured Notes Due 2002 (the "Senior Secured Notes") and under the Company's bank credit agreement.

On September 15, 1995 the Company did not pay the $2.25 million in interest that became due on that date on its 9% Convertible Subordinated Debentures Due 2015 (the "9% Debentures") which resulted in a Default under the indenture (the "9% Debenture Indenture") governing the 9% Debentures. Although the 9% Debenture Indenture provides a 30-day grace period in which the Company may cure payment defaults before an Event of Default is declared thereunder, the Company does not anticipate that it will make such interest payment on or before the October 13, 1995 expiration of the 30-day grace period.

To eliminate its current cash flow deficit and improve its financial condition, the Company is continuing to negotiate with certain holders of its debt and other parties in respect of an overall restructuring of its financial obligations, which may include a disposition of all or most of the Company's oil, gas and related assets, in order to alleviate its financial difficulties, all as discussed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.


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                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           PRESIDIO OIL COMPANY
                                           ----------------------------
                                           Registrant



DATE:    September 21, 1995                /s/ Charles E. Brammeier
         ------------------                ----------------------------
                                           Charles E. Brammeier
                                           Controller
                                           (Principal Accounting Officer)
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